    As filed with the Securities and Exchange Commission on January 30, 2002
                                                     Registration No. 333- 68288

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                  Post-Effective Amendment No. One to Form S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
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                       Industrial Data Systems Corporation
             (Exact name of registrant as specified in its charter)

          Nevada                       8711                   88-0322261
(State of incorporation)  (Primary Standard Industrial    (I.R.S. Employer
                           Classification Code Number)    Identification No.)

                             600 Century Plaza Drive
                                  Building 140
                            Houston, Texas 77073-6033
                                (281) 821-3200
                   (Address, including zip code and telephone
                         number, including area code, of
                    registrant's principal executive offices)

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With copies to:

      Kathryn K. Lindauer                         Gary B. Clark
   Jenkens & Gilchrist, P.C.                 Gardere Wynne Sewell LLP
    2200 One American Center               1601 Elm Street, Suite 3000
      600 Congress Avenue                      Dallas, Texas 75201
      Austin, Texas 78701                         (214) 999-4341
         (512) 499-3836


EFFECTIVE DATE OF PRIOR REGISTRATION: November 14, 2001

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     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] Registration No. 333-68288

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     Explanatory Note: The Registrant hereby files this Post-Effective
Amendment No. One to its Registration Statement on Form S-4 in order to file the opinion of Gardere Wynne Sewell LLP on the tax treatment of the merger, which registrant undertook to file in its response to comment number nine from the staff of the Securities and Exchange Commission in the staff's letter dated October 30, 2001.

ITEM 21. DESCRIPTION AND INDEX OF EXHIBITS

   Number       Description

     2. Agreement and Plan of Reorganization for the Purchase of Industrial Data Systems, Incorporated, dated August 1, 1994 (1)

     2.1 Action by Written Consent of the Board of Directors for the Purchase of Industrial Data Systems, Incorporated, a Texas corporation, dated August 1, 1994(1)

     2.2 Action by Written Consent of the Stockholders for the Purchase of Industrial Data Systems, Incorporated, a Texas corporation, dated August 1, 1994 (1)

     2.4 Escrow Agreement for the Purchase of Thermaire Incorporated, dba Thermal Corp., dated August 15, 1995 (1)

     2.5 Earnest Money Contract for the Purchase of Thermaire Incorporated, dba Thermal Corp.'s Manufacturing Facility, dated August 15, 1995 (1)

     2.6 Offering Memorandum, 504D Offering of 500,000 Shares of Common Stock in the State of Nevada, dated July 26, 1994 (1)

     2.7 Action by the Board of Directors regarding the 504D Stock Offering of 2,499,999 Shares of Common Stock, dated July 10, 1996 (1)

     2.8 Agreement for Amendment and Substitution of Subscription Agreement and Notes, dated July 10, 1996 (1)

     2.9 Stock Acquisition Agreement, dated March 25, 1998, by and among Industrial Data Systems Corporation, John L. "Jack" Ripley and Constant Power Manufacturing Incorporated. Previously filed as Exhibit
          2.1 on (4)

     2.23 Agreement and Plan of Merger by and between Industrial Data Systems Corporation, IDS Engineering Management, LC, PEI Acquisition, Inc. and Petrocon Engineering, Inc. (11)

     2.24 First Amendment to Agreement and Plan of Merger (12)

     2.25 Letter Agreement to Agreement and Plan of Merger (12)

     3 Articles of Incorporation, Industrial Data Systems Corporation, dated June 20, 1994 (1)

     3.1 Corporate Charter, Industrial Data Systems Corporation, dated June 22, 1994 (1)

     3.2 Corporate Bylaws, Industrial Data Systems Corporation, dated October 15, 1997. Previously filed as Exhibit 3 on (3)

     3.10 Articles of Incorporation of IDS Engineering Management, LC (11)

     3.11 Regulations of IDS Engineering Management, LC (11)

     3.12 Articles of Incorporation PEI Acquisition, Inc. (11)

     3.13 Bylaws of PEI Acquisition, Inc. (11)

     4.1 Form of Common Stock Certificate of Industrial Data Systems Corporation (12)

     4.2 Form of Certificate of Designation of Convertible Preferred Stock of Industrial Data Systems Corporation, dated December 20, 2001
          (12)

      4.3 Form of Convertible Preferred Stock Certificate of Industrial Data Systems Corporation (12)

      5.1 Opinion of Rooker, Gibson and Later regarding of legality of stock issuance (12)

      8.1 Opinion of Gardere Wynne Sewell LLP regarding United States tax matters (12)

      8.2  Opinion of Gardere Wynne Sewell LLP on tax treatment of merger (13)

     10.1 Adoption Agreement for Nonstandardized Code 401(k) Profit Sharing Plan, dated January 1, 1993. Previously filed as Exhibit 10.5 on (1)

     10.2 Blanket Service Contract - Exxon Pipeline Company. Previously filed as Exhibit 10.6 on (2)

     10.3  Blanket Service Contract - Marathon Oil Company. Previously filed as
           Exhibit 10.7 on (2)

     10.4 Lease between Industrial Data Systems, Incorporated, a Texas corporation, and 319 Century Plaza Associates, Ltd., dated August 18, 1997. Previously filed as Exhibit 10 on (3)

     10.5 First Amendment to Lease Agreement between Industrial Data Systems, Incorporated, a Texas corporation, and 319 Century Plaza Associates, dated September 19, 1997. Previously filed as Exhibit 10.1 on (3)

     10.6 Second Amendment to Lease Agreement between Industrial Data Systems, Incorporated, a Texas corporation, and 319 Century Plaza Associates, dated November 19, 1997. Previously filed as Exhibit 10.2 on (3)

     10.7 Pledge Agreement, dated March 25, 1998, by and between Industrial Data Systems Corporation, and John L. "Jack" Ripley. Previously filed as Exhibit 10.22 on (4)

     10.8 Fourth Amendment to Lease between Industrial Data Systems, Inc., a Texas corporation, and 600 C.C. Business Park Ltd., dated September 1, 1998. Previously filed as Exhibit 10.24 on (5)

     10.31 Settlement Agreement between the Company and Michael L. Moore. Previously filed as Exhibit 10.31 on (6)

     10.32 Blanket Service Contract with Caspian Consortium-R. Previously filed as Exhibit 10.32 on (7)

     10.33 Blanket Service Contract with Caspian Consortium-K. Previously filed as Exhibit 10.33 on (7)

     10.35 Master Equipment Lease between Unicapital BSB Leasing and Thermaire, Inc. dba Thermal Corporation. Previously filed as Exhibit 10.35 on (8)

     10.36 Promissory Note payable to The Frost National Bank, dated April 14, 2000. Previously filed as Exhibit 10.36 on (9)

     10.37 Loan Agreement with The Frost National Bank, dated April 24, 2000. Previously filed as Exhibit 10.37 on (9)

     10.38 Commercial Security Agreement with The Frost National Bank, dated April 24, 2000. Previously filed as Exhibit 10.38 on (9)

     10.39 Commercial Guaranty for the benefit of The Frost National Bank, dated April 24, 2000. Previously filed as Exhibit 10.39 on (9)

     10.40 Business Park Lease for Tulsa Office Space. Previously filed as
           Exhibit 10.40 on (10)

     10.41 Business Park Lease for Tulsa Office Space. Previously filed as
           Exhibit 10.41 on (10)

     10.42 Standard Industrial Lease Agreement between Houston Industrial Assets, L.P. and Constant Power Manufacturing, Inc. dated May 30, 2001(11)

     11.1  Statement Regarding Computation of Per Share Earnings (12)

     21.1  Subsidiaries of the Registrant (12)

     23.1 Consent of Hein + Associates LLP regarding financial statements of Industrial Data Systems Corporation (12)

     23.2 Consent of Arthur Andersen LLP regarding financial statements of Petrocon Engineering, Inc. (12)

     23.3  Consent of Gardere Wynne Sewell LLP (included in Exhibit 8.1) (12)

     24.1  Power of Attorney (12)

     99.2 Press Release dated August 1, 2001 announcing signing of definitive merger agreement with Petrocon Engineering, Inc. (11)

----------------------------


(1) Exhibits incorporated by reference on Form 10-KSB of IDS filed with the Securities and Exchange Commission on January 27, 1997

(2) Exhibits incorporated by reference on the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 1996 filed with the Securities and Exchange Commission on May 14, 1997

(3) Exhibits incorporated by reference on the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 1997 filed with the Securities and Exchange Commission on April 10, 1998

(4) Exhibits incorporated by reference on the Company's Form 8-K filed April 10, 1998 and Form 8-K/A filed April 29, 1998

(5) Exhibits incorporated by reference on the Company's Annual Report on Form 10-KSB/A for the year ended December 31, 1998

(6) Exhibit incorporated by reference by the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999 filed with the Securities and Exchange Commission on November 15, 1999

(7) Exhibits incorporated by reference on the Company's Annual Report on Form 10-KSB for the year ended December 31, 1999

(8) Exhibit incorporated by reference on the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2000 filed with the Securities and Exchange Commission on May 15, 2000

(9) Exhibit incorporated by reference on the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000 filed with the Securities and Exchange Commission on August 14, 2000

(10) Exhibit incorporated by reference on the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000 filed with the Securities and Exchange Commission on November 13, 2000

(11) Exhibit incorporated by reference on the Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001 filed with the Securities and Exchange Commission on August 14, 2001

(12) Previously filed

(13) Filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, and to the Power of Attorney included in the Registration Statement on Form S-4, the Registrant has duly caused this Post-Effective Amendment No. One to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 28th day of January, 2002.

         Pursuant to the requirements of the Securities Act of 1933, as amended, and the power of attorney previously granted, this Post-Effective Amendment No. One to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                INDUSTRIAL DATA SYSTEMS CORPORATION



                                By:  /s/ Michael L. Burrow
                                     ------------------------------------------
                                     Michael L. Burrow
                                     Chairman of the Board and
                                     Chief Executive Officer


                                By:  /s/ William A. Coskey
                                     ------------------------------------------
                                     William A. Coskey
                                     President and Chief Operating Officer


                                By:  /s/ Hulda L. Coskey
                                     ------------------------------------------
                                     Hulda L. Coskey
                                     Chief Governance Officer, Secretary,
                                     Director


                                By:  /s/ William A. Coskey
                                     ------------------------------------------
                                     David W. Gent, Director
                                     By:  William A. Coskey, Attorney in Fact


                                By:  /s/ Jimmie N. Carpenter
                                     ------------------------------------------
                                     Jimmie N. Carpenter, Director


                                By:  /s/ David C. Roussel
                                     ------------------------------------------
                                     David C. Roussel, Director


                                By:  /s/ Randall B. Hale
                                     ------------------------------------------
                                     Randall B. Hale, Director

                                INDEX TO EXHIBITS

8.2  Opinion of Gardere Wynne Sewell LLP on tax treatment of merger (13)



                                       IE-1